Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made effective as of October 2, 2023 (the “SPA Effective Date”), by and among Amicus Therapeutics, Inc., a Delaware corporation with its principal place of business at 3675 Market Street, Philadelphia, PA 19104 (“Amicus”), and each Purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

BACKGROUND

Amicus desires to sell to each Purchaser, and each Purchaser severally and not jointly desires to purchase from Amicus, such number of Shares (as defined below) as set forth herein at a price per Share equal to the Per Share Price (as defined below) and on the terms and subject to the conditions set forth in this Agreement (the “Offering”).

TERMS

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Definitions. The capitalized terms used herein shall have the meanings ascribed to them below or at such other place in this Agreement as is indicated below:

1.1            “Affiliate” means, with respect to any specified Person, at any time, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person at such time. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean (a) the direct or indirect ownership of more than 50% (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the total voting power of securities or other evidences of ownership interest in such Person or (b) the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

1.2            “Aggregate Shares Purchased” means 2,467,104.

1.3            “Closing” has the meaning ascribed to such term in Section 3.1.

1.4            “Closing Date” has the meaning ascribed to such term in Section 3.1.

1.5            “Common Stock” means the common stock of Amicus, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

1.6            “Cut Back Shares” has the meaning ascribed to such term in Section 7.1.

1.7            “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

1.8            “FDA” has the meaning ascribed to such term in Section 4.7

1.9            “FDA Documents” has the meaning ascribed to such term in Section 4.7.

1.10          “GAAP” means generally accepted accounting principles in the United States.

1.11          “Holder” means each Person owning of record Registrable Securities that have not been sold to the public.

1.12          “Indemnified Party” has the meaning ascribed to such term in Section 7.5(c).

1.13           “Indemnifying Party” has the meaning ascribed to such term in Section 7.5(c).

1.14          “Knowledge” means the actual knowledge of each of the President and Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer of Amicus, assuming that such Person engaged in reasonable inquiry or investigation with respect to the relative subject matter.

1.15          “Loan Agreement” means the Loan Agreement, dated as of October 2, 2023, by and among Amicus, certain subsidiaries of Amicus from time to time party thereto, Blackstone Alternative Credit Advisors LP, Blackstone Life Sciences Advisors L.L.C. and each other lender from time to time party thereto, and Wilmington Trust, National Association, as agent.

1.16          “Lock-Up Period” has the meaning ascribed to such term in Section 8.

1.17          “Material Adverse Effect” on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or that would reasonably expected to have, (i) a material adverse effect on the business, properties, prospects, results of operations or financial condition of such entity (or of such group of entities taken as a whole) or (ii) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

1.18          “Nasdaq” means the Nasdaq Stock Market, Inc.

1.19           “Offering” has the meaning ascribed to such term in the Background.

1.20          “Party” means a party to this Agreement.

1.21          “Per Share Price” means $12.16.

1.22          “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

1.23          “Press Release” has the meaning ascribed to such term in Section 10.4.

1.24           “Purchase Price” means the aggregate purchase price payable for all Shares at the Per Share Price.

1.25          “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

1.26          “Registrable Securities” means (a) the Shares and (b) any shares of Common Stock or other securities issued as (or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares by way of stock dividend, stock split or in connection with a combination of shares, recapitalization or other reorganization or otherwise. Notwithstanding the foregoing, as to any particular Shares or other securities described above, once issued they shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to Amicus pursuant to a written opinion letter to such effect, addressed and acceptable to Amicus’ transfer agent and all restrictive legends associated with such securities have been removed, or (iv) such securities shall have been otherwise transferred in a private transaction in which the rights under Section 7 hereof have not been assigned in connection with such transfer.

1.27          “Registration Period” has the meaning ascribed to such term in Section 7.3(a).

1.28          “Registration Statement” means a registration statement filed pursuant to the Securities Act.

1.29          “Restriction Termination Date” has the meaning ascribed to such term in Section 7.1.

1.30          “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

1.31          “Sanctions” has the meaning ascribed to such term in Section 4.20.

1.32          “Sanctioned Country” has the meaning ascribed to such term in Section 4.20.

1.33          “SEC” means the U.S. Securities and Exchange Commission.

1.34          “SEC Documents” has the meaning ascribed to such term in Section 4.7.

1.35          “SEC Guidance” means (a) any publicly-available written guidance, or rule of general applicability of the SEC staff, or (b) written comments, requirements or requests of the SEC staff to Amicus in connection with the review of a Registration Statement.

1.36          “SEC Restrictions” has the meaning ascribed to such term in Section 7.1.

1.37          “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

1.38          “Shares” means the shares of Common Stock to be issued to each Purchaser pursuant to this Agreement.

1.39          “Trading Day” means a day on which the Common Stock is traded on Nasdaq.

1.40          “Transfer Agent” means Equiniti Trust Company, LLC, Amicus’s transfer agent and registrar for Common Stock, and any successor appointed in such capacity.

2.            Purchase and Sale.

2.1            At the Closing, on terms and conditions as set forth herein, Amicus hereby issues and sells to the Purchasers, and each Purchaser hereby severally and not jointly purchases from Amicus, a number of Shares at the Per Share Price equal to the Aggregate Shares Purchased multiplied by the percentage set forth opposite such Purchaser’s name on Schedule A attached hereto (rounded to the nearest whole number).

3.            Closing.

3.1            Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6, the completion of the sale and purchase of the Shares (the “Closing”) shall occur three (3) business days following the SPA Effective Date; provided, that, if any conditions have not been so satisfied or waived on such date, the Closing shall occur on the third business day after the satisfaction or waiver (by the Party entitled to grant such waiver) of the conditions to the Closing set forth in Section 6 herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), or on such other date as the parties shall mutually agree (the “Closing Date”).

3.2            Deliveries. Subject to the terms and conditions hereof:

(a)            Each Purchaser shall deliver to Amicus the Purchase Price attributable to the Shares purchased by such Purchaser by wire transfer of immediately available funds to the following account:

Bank:	[***]
Bank Address:	[***]
[***]
Beneficiary:	[***]
Beneficiary Address:	[***]
[***]

ABA:	[***]
Account:	[***]
SWIFT Code:	[***]

(b)            Upon receipt of a Purchaser’s share of the Purchase Price, Amicus shall deliver to such Purchaser written confirmation of the issuance of the applicable Shares in book entry form registered in the name of such Purchaser on Amicus’s share register maintained by the Transfer Agent. Each of the Parties shall also deliver such other documents as are required to be delivered by the Parties pursuant to the terms of this Agreement.

3.3            Location. The Closing shall occur remotely via the exchange of signatures and documents unless otherwise agreed to in writing by the Parties.

4.            Representations and Warranties of Amicus. Amicus hereby represents and warrants to the Purchasers as of the SPA Effective Date and as of the Closing Date (except as set forth below), as follows:

4.1            Capitalization. As of the SPA Effective Date, the authorized capital stock of Amicus consisted of (a) 500,000,000 shares of Common Stock, of which (i) 290,667,041 shares are issued and outstanding, and (ii) 12,448,950 shares have been reserved for issuance under Amicus’ Amended and Restated 2007 Equity Incentive Plan; and (b) 10,000,000 shares of preferred stock, none of which is issued and outstanding. All issued and outstanding shares of capital stock of Amicus have been duly authorized and validly issued, and are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive or similar rights. Except as set forth in the SEC Documents or as described or referred to above, there are no securities convertible into or exchangeable or exercisable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, or understandings of any kind to which Amicus is a party or by which Amicus is bound obligating Amicus to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or other voting securities. There are no outstanding agreements of Amicus to repurchase, redeem or otherwise acquire any shares of its capital stock. No bonds, debentures, notes or other indebtedness having the right to vote (or, except as disclosed in the SEC Documents, convertible into or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued and outstanding. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect.

4.2            Litigation. There are no actions, suits, proceedings or, to its Knowledge, any investigations, pending or currently threatened against Amicus that questions the validity of this Agreement or the issuance of the Common Stock contemplated hereby, nor to its Knowledge, is there any basis therefor. There is no other material action, suit, or proceeding pending or, to the Knowledge of Amicus, currently threatened against Amicus. There are no material outstanding consents, orders, decrees or judgments of any governmental entity naming Amicus.

4.3            Organization and Good Standing. Amicus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Amicus is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4            Authorization. All corporate actions on the part of Amicus, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and for the issuance of the Shares have been taken. Amicus has the requisite corporate power to enter into this Agreement and to carry out and perform its obligations thereunder. This Agreement has been duly authorized, executed and delivered by Amicus and, upon due execution and delivery by the Purchasers, this Agreement will be a valid and binding agreement of Amicus, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

4.5            Subsidiaries. Except as disclosed in the SEC Documents, Amicus does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Amicus is not a participant in any joint venture, partnership or similar arrangement other than as has been disclosed in SEC Documents.

4.6            No Conflict With Other Instruments. Neither the execution, delivery nor performance of this Agreement, nor the consummation by Amicus of the transactions contemplated hereby will result in any violation of, be in conflict with, cause any acceleration or any increased payments under, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of Amicus’ certificate of incorporation or bylaws as in effect at the Closing; (b) any provision of any law, regulation, judgment, decree or order to which Amicus is a party or by which Amicus, or any of its assets, is bound, or (c) any note, mortgage, contract, agreement, license, waiver, exemption, order or permit to which Amicus is a party or by which Amicus, or any of its assets, is bound.

4.7            Disclosure Documents.

(a)            For the two years preceding the SPA Effective Date, Amicus has filed, on a timely basis or has received a valid extension as of such time of filing and has thereafter made such filings prior to the expiration of any such extensions, all reports, schedules, forms, statements and other documents required to be filed by Amicus with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”), and with the U.S. Food and Drug Administration (“FDA”) under its applicable regulations (“FDA Documents”), and Amicus has paid all fees and assessments due and payable in connection with the SEC Documents and the FDA Documents. As of their respective dates, the SEC Documents and the FDA Documents complied in all material respects with all statutes and applicable rules and regulations of the SEC or FDA, as applicable, including the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents or FDA Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)            The audited financial statements of Amicus included in Amicus’ SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of Amicus, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Amicus as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the SEC Documents comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such unaudited financial statements (i) were prepared from the books and records of Amicus, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Amicus as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The interactive data in eXtensible Business Reporting Language included in the SEC Documents fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the SEC’s rules and guidelines applicable thereto.

4.8            Absence of Certain Events and Changes. Since the date of Amicus’ Quarterly Report on Form 10-Q for the quarter ended on June 30, 2023: (a) Amicus has conducted its businesses in the ordinary course consistent with past practice, (b) there has not been any event, change or development which, individually or in the aggregate, would have a Material Adverse Effect, taken as a whole, (c) Amicus has not incurred any material liabilities (contingent or otherwise) other than expenses incurred in the ordinary course of business consistent with past practice, (d) Amicus has not altered its method of accounting in any material respect, and (e) Amicus has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock

4.9            Intellectual Property. Amicus owns, or has an exclusive right pursuant to a valid, written license agreement to use and exploit, all material intellectual property used in or necessary for the conduct of the business of Amicus as currently conducted and the conduct of such business will not conflict in any material respect with any intellectual property rights of others. Except as disclosed in the SEC Documents, (i) no claims have been asserted by a third party in writing (a) alleging that the conduct of the business of Amicus has infringed or misappropriated any intellectual property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any intellectual property right of Amicus, and (ii) to the Knowledge of Amicus, there is no valid basis for any such claim (a) or (b). To the Knowledge of Amicus, no third party is misappropriating or infringing any intellectual property right of Amicus. No loss or expiration of any of the material intellectual property of Amicus is pending, or, to the Knowledge of Amicus, threatened. Amicus has taken reasonable steps in accordance with standard industry practices to protect its rights in its intellectual property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of Amicus.

4.10          Compliance with Applicable Law. Amicus has all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, governmental entities that are required in order to permit Amicus to own or lease properties and assets and to carry on its business as presently conducted, except as would not be material to the business of Amicus. Amicus has complied and is in compliance in all material respects with all statutes, laws, regulations, rules, judgments, orders and decrees of all governmental entities applicable to it that relate to its businesses. Amicus has not received any notice alleging noncompliance, and, to the Knowledge of Amicus, is not under investigation with respect to, or threatened to be charged, with any material violation of any applicable statutes, laws, regulations, rules, judgments, orders or decrees of any governmental entities.

4.11          Valid Issuance of Shares. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Shares will be duly and validly authorized and issued, fully paid and non-assessable, free and clear of all liens, will not have been issued in violation of any preemptive or similar rights on the part of any Person, and, based in part on the representations of the Purchasers in Section 5 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

4.12          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Amicus is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

4.13          No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Amicus.

4.14          No Undisclosed Liabilities. Amicus does not have any liabilities (contingent or otherwise), except for (a) liabilities reflected or reserved against in financial statements of Amicus included in the SEC Documents filed with the SEC prior to the date of this Agreement, and (b) liabilities that have not been and would not reasonably be expected to be material.

4.15          Internal Controls. Amicus maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, and (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization. Since the end of Amicus’s most recent audited fiscal year, to its Knowledge, there have been no significant deficiencies or material weakness detected in Amicus’s internal control over financial reporting (whether or not remediated) and no change in Amicus’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Amicus’s internal control over financial reporting. Amicus is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Amicus’s internal control over financial reporting.

4.16          Disclosure Controls. Amicus and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by Amicus in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Amicus’s management as appropriate to allow timely decisions regarding required disclosure.

4.17          Compliance. Amicus is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default under), nor has Amicus received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

4.18           No Unlawful Payments. Neither Amicus nor any of its subsidiaries nor, to the Knowledge of Amicus, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Amicus or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Amicus and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

4.19          Compliance with Anti-Money Laundering Laws. The operations of Amicus and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Amicus or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Amicus or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of Amicus, threatened.

4.20          No Conflicts with Sanctions Laws. Neither Amicus nor any of its subsidiaries nor, to the Knowledge of Amicus, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Amicus or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is Amicus, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and Amicus will not directly or indirectly use the proceeds of the Offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, Amicus and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4.21          Investment Company. Amicus is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.22          Bad Actor Disqualification. None of Amicus, any predecessor or affiliated issuer of Amicus nor, to Amicus’s Knowledge, any director or executive officer of Amicus or any promoter connected with Amicus in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act, except for a disqualification event covered by Rule 506(d)(2) or (d)(3).

4.23          Investment Matters. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Shares to the Purchasers hereunder. The Shares (i) were not offered to the Purchasers by any form of general solicitation or general advertising and (ii) are not being offered to the Purchasers in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

4.24          Form S-3. Amicus meets the registration and transaction requirements for use of Form S-3 for the Registration of the Shares for resale by the Purchasers. Amicus is a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act.

5.            Representations And Warranties Of Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants to Amicus as of the SPA Effective Date and as of the Closing Date as follows as to itself:

5.1            Legal Power. Purchaser has the requisite corporate power to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

5.2            Due Execution. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by Amicus, this Agreement will be a valid and binding agreement of Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

5.3            Investment Representations. In connection with the offer, purchase and sale of the Shares, Purchaser makes the following representations:

(a)            Purchaser is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act.

(b)            Purchaser understands that:

(i)            The Shares have not been Registered under the Securities Act by reason of a specific exemption therefrom, that such securities may be required to be held by it indefinitely under applicable securities laws, and that each Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is Registered under the Securities Act or is exempt from such registration.

(ii)            Each book entry position representing Shares will be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

(iii)            Amicus will instruct its transfer agent not to register the transfer of the Shares or any portion thereof, unless the conditions specified in the foregoing legend are satisfied.

(c)            Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

(d)            Purchaser acknowledges and agrees that it is purchasing the Shares from Amicus. Purchaser further acknowledges that there have been no representations, warranties, covenants and agreements made to the Purchaser in connection with the issuance of the Shares pursuant to this Agreement by or on behalf of Amicus or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Amicus expressly set forth in this Agreement or the Loan Agreement.

(e)            Each Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act. Each Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Documents.

(f)            Each Purchaser became aware of this Offering of the Shares solely by means of direct contact between the Purchaser and Amicus or a representative of Amicus, and the Shares were offered to the Purchaser solely by direct contact between the Purchaser and Amicus or a representative of Amicus. The Purchaser did not become aware of this Offering of the Shares, nor were the Shares offered to the Purchaser, by any other means.

6.            Conditions to Closing.

6.1            Conditions to Obligations of Purchasers at the Closing. Each Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of all of the following conditions:

(a)            Representations and Warranties. The representations and warranties made by Amicus (i) in Section 4.3, Section 4.4 and Section 4.11 shall be true and correct on the Closing Date, and (ii) in Section 4 (other than in Section 4.3, Section 4.4 and Section 4.11) (disregarding the qualifications using the word “material” or “Material Adverse Effect” and words of similar import therein), shall be true and correct on the Closing Date (other than representations and warranties made as of a particular date, in which case such representations and warranties shall be true and correct as of such particular date), except to the extent the failures of such representations and warranties to be so true and correct as of such dates has not, individually or in the aggregate, had a Material Adverse Effect, and a certificate duly executed by an officer of Amicus, to the effect of the foregoing, shall be delivered to each Purchaser.

(b)            Performance of Obligations. Amicus shall have performed and complied in all material respects with all obligations and conditions herein required to be performed or complied with by it by this Agreement on or prior to the Closing and a certificate duly executed by an officer of Amicus, to the effect of the foregoing, shall be delivered to each Purchaser.

(c)            Legal Investment. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of Amicus, threatened by the SEC.

(d)            Nasdaq Listing. If required by Nasdaq, Amicus shall have filed with Nasdaq a Listing of Additional Shares notification form for the listing of the Shares. No objection shall have been raised by Nasdaq with respect to the consummation of the transaction contemplated by this Agreement.

(e)            Loan Agreement Funding. The funding of the Term Loan (as defined in the Loan Agreement) on the Funding Date (as defined in the Loan Agreement) shall contemporaneously occur and all conditions to the funding of the Term Loan under Section 3.2 of the Loan Agreement shall have been satisfied or waived by the Lenders (as defined in the Loan Agreement).

6.2            Conditions to Obligations of Amicus at the Closing. Amicus’ obligation to issue and sell the Shares at the Closing to each respective Purchaser is subject to the fulfillment to its reasonable satisfaction, on or prior to the Closing, of the following conditions:

(a)            Representations and Warranties. The representations and warranties made by the Purchasers (i) in Section 5.1 and Section 5.2 shall be true and correct on the Closing Date, and (ii) in Section 5 (other than in Section 5.1 and Section 5.2) (disregarding the qualifications using the word “material” or “Material Adverse Effect” and words of similar import therein), shall be true and correct on the Closing Date (other than representations and warranties made as of a particular date, in which case such representations and warranties shall be true and correct as of such particular date), except for such failures of such representations and warranties to be so true and correct as would not, individually or in the aggregate, result in a material adverse effect on such Purchaser’s ability to complete the transactions contemplated by this Agreement, and a certificate duly executed by each Purchaser, to the effect of the foregoing, shall be delivered to Amicus.

(b)            Performance of Obligations. Each Purchaser shall have performed and complied in all material respects with all agreements and conditions herein required by this Agreement to be performed or complied with by it on or before the Closing, and a certificate duly executed by each Purchaser, to the effect of the foregoing, shall be delivered to Amicus.

(c)            Legal Investment. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of each Purchaser, threatened by the SEC.

6.3            Condition to Obligations of each Party at the Closing. The obligations of Amicus and each Purchaser to consummate the transactions contemplated to occur at the Closing shall be subject there being no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

7.            Registration Rights.

7.1            Registration. As soon as reasonably practicable, but no event later than November 9, 2023 days after the Closing, Amicus shall prepare and file with the SEC a Registration Statement covering the resale of all, or such portion as permitted by SEC Guidance (provided that, Amicus shall use commercially reasonable efforts to advocate with the SEC for the Registration of the maximum number of the Registrable Securities permitted by SEC Guidance), of the Registrable Securities and use commercially reasonable efforts to cause a Registration Statement to be declared effective (including the execution of any required undertaking to file post-effective amendments) as promptly as possible after the filing thereof, but in no event later than ten (10) business days after the SEC has notified that Amicus that it will not review, or has completed its review of, the Registration Statement. The Registration Statement shall be on Form S-3 (except if Amicus fails to meet one or more of the registrant requirements specified in General Instruction I.A. on Form S-3, such Registration shall be on another appropriate form in accordance herewith) and shall be filed so as to become effectively upon filing to the extent permitted under the Securities Act. In the event that, despite Amicus’s commercially reasonable efforts and compliance with the terms of this Section 7.1, the SEC refuses to alter its position with regard to the portion of Registrable Securities that may be Registered for resale pursuant to a Registration Statement, Amicus shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the staff of the SEC may require to assure Amicus’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that Amicus shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. Any cutback imposed on the Holders pursuant to this Section 7.1 shall be allocated among the Holders on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Holders holding a majority of the Registrable Securities otherwise agree. From and after the such date as Amicus is able to effect the Registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares) applicable to any Cut Back Shares, all of the provisions of this Section 7 shall again be applicable to such Cut Back Shares; provided, however, that the filing deadline for the Registration Statement including such Cut Back Shares shall be ten (10) business days after such Restriction Termination Date.

7.2            Expenses Of Registration. Amicus shall pay all fees and expenses incurred in connection with any Registration, qualification, exemption or compliance by Amicus in the performance of its obligations pursuant to this Section 7, whether or not any Registrable Securities are sold pursuant to a Registration Statement, and including all Registration and filing fees, exchange listing fees, and the fees and expenses of counsel and accountants for Amicus and the expenses set forth on Schedule 7.2.

7.3            Obligations Of Amicus. In the case of Registration, qualification, exemption or compliance effected by Amicus pursuant to this Agreement, Amicus will, upon request of any Holder, inform such Holder as to the status of such Registration, qualification, exemption and compliance. Amicus shall, at its expense and in addition to its obligations under Section 7.1, as expeditiously as reasonably possible:

(a)            use its commercially reasonable efforts to keep such Registration, and any required qualification, exemption or compliance under state securities laws, continuously effective with respect to the Purchasers and its permitted assignees, until the date all Shares Registered by such Registration Statement shall have been sold or may be sold pursuant to Rule 144 without regard to volume or manner of sale limitations, current public information requirements or notice of sale requirements. The period of time during which Amicus is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period.”

(b)            advise Purchasers as promptly as possible (and, in any event, within five (5) business days):

(i)            when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)            of the receipt by Amicus of any notification from the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iii)            of the receipt by Amicus of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)            of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c)            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)            if any Purchaser so requests in writing, promptly furnish to such Purchaser, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e)            during the Registration Period, promptly deliver to each Purchaser, without charge, at least one copy of the prospectus included in such Registration Statement and any amendment or supplement thereto and as many additional copies as each Purchaser may reasonably request; and Amicus consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each Purchaser in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(f)            during the Registration Period, if a Purchaser so requests in writing, deliver to such Purchaser, without charge, (i) one copy of the following documents, other than those documents available via EDGAR (and excluding, in each case, exhibits thereto): (A) its annual report to its stockholders, if any (which annual report will contain financial statements audited in accordance with GAAP by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the Registration Statement; and (ii) if explicitly requested, any exhibits filed with respect to the foregoing;

(g)            upon the occurrence of any event contemplated by Section 7.3(b)(iv), Amicus will use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the Purchasers, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)            comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(i)            use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by Amicus have been listed;

(j)            use its commercially reasonable efforts to take all other steps necessary to effect the Registration of the Registrable Securities contemplated hereby and to enable the Purchasers to sell Registrable Securities under Rule 144; and

(k)            permit counsel for the Purchasers to review the Registration Statement and all amendments and supplements thereto, within two business days prior to the filing thereof with the SEC;

provided that, in the case of clause (k) above, Amicus will not be required to delay the filing of the Registration Statement or any amendment or supplement thereto to incorporate any comments to the Registration Statement or any amendment or supplement thereto by or on behalf of any Purchaser if such comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be.

7.4            Furnishing Information.

It shall be a condition precedent to the obligations of Amicus to take any action pursuant to Section 7.1 that each of the selling Holders shall furnish to Amicus such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be legally required under the Securities Act or otherwise required by the SEC to effect the Registration of their Registrable Securities.

7.5            Indemnification; Contribution.

(a)            Amicus shall indemnify and hold harmless each Holder (including the partners, members, employees, agents, representatives, officers and directors of each Holder and its Affiliates) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular prepared by Amicus in connection with the Registration and/or offering of the Registrable Securities (as amended or supplemented if Amicus shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are proximately caused by or contained in any information concerning such Holder furnished in writing to Amicus by such Holder specifically and expressly for inclusion in such document.

(b)            Each Holder shall, severally and not jointly, indemnify and hold harmless Amicus, and its respective directors, officers, employees and each Person who controls Amicus (within the meaning of the Securities Act and the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular prepared by Amicus in connection with the Registration and/or offering of the Registrable Securities (as amended or supplemented if Amicus shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with any information concerning such Holder furnished in writing to Amicus by such Holder specifically and expressly for use in the preparation of such document; provided, however, that in no event shall any indemnity under this Section 7.5(b) be greater in amount than the aggregate dollar amount of the proceeds received by such Holder upon the sale of such Registrable Securities pursuant to such document.

(c)            Each Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless, and only to the extent that, the Indemnifying Party is actually and materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party. In either of such cases in clause (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect to such claim or litigation, or that contains any admission of wrongdoing by or on behalf of any Indemnified Party, without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld; provided however, that an Indemnifying Party may consent to entry of any judgment or enter into any settlement that includes such a release and that does not contain such an admission without consent of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent (other than in the case where the Indemnifying Party is unconditionally released from liability and its rights are not adversely effected), which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested that an Indemnifying Party reimburse the Indemnified Party for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Party shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into in good faith more than sixty (60) days after receipt by the Indemnifying Party of such request and more than thirty (30) days after receipt of the proposed terms of such settlement and (y) if such reimbursement was actually due under this Agreement, the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

(d)            If the indemnification provided for in this Section 7.5 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.5(a), (b) and (c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of an intentional or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person. Notwithstanding the provisions of this Article 7, no Holder shall be required to contribute any amount greater in amount than the aggregate dollar amount of the proceeds received by such Holder upon the sale of such Registrable Securities pursuant to the applicable Registration Statement.

7.6            Rule 144 Reporting. In order to make the benefits of the rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without Registration available to the Holders, Amicus agrees to use commercially reasonable efforts to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the SPA Effective Date;

(b)            file with the SEC, in a timely manner, all reports and other documents required of Amicus under the Exchange Act; and

(c)            so long as any Holder owns any Registrable Securities, furnish such Holders forthwith upon request: (i) a written statement by Amicus as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (ii) a copy of the most recent annual or quarterly report of Amicus; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule of regulation of the SEC allowing it to sell any such securities without Registration.

7.7            Assignment of Registration Rights. The rights and obligations under this Section 7 may only be assigned by a Holder to a transferee or assignee of Registrable Securities that is (a) an Affiliate or (b) a successor (by operation of law or otherwise) to substantially all the business or assets of such Holder; provided, however, that such attempted assignment shall be void unless (i) such Holder, within 30 days after such transfer, furnishes to Amicus written notice of the name and address of such transferee or assignee and the securities with respect to which such Registration rights are being assigned, and (ii) such transferee agrees to be subject to all obligations and restrictions with respect to the Registrable Securities set forth in this Agreement.

8.            Stock Ownership Governance.

8.1            Lock-Up Period. Excluding any transfers or intra-company disposal of the Shares between a Purchaser and any of its Affiliates, for a period of sixty (60) days beginning on and including the Closing Date (the “Lock-Up Period”), each Purchaser shall not, and shall cause any other Holder not to, without the prior written consent of Amicus, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or enter into a transaction which would have the same effect; provided, however, that the foregoing shall not prohibit a Purchaser from distributions of Shares to general or limited partners, members, shareholders, Affiliates or wholly-owned subsidiaries of such Purchaser or any investment fund or other entity controlled or managed by such Purchaser; provided, in each case, that following any such transfer such Shares will remain subject to the provisions of this Section 8.1. Any discretionary waiver or termination of the restrictions of any or all of this Section 8.1 by Amicus shall apply pro rata to all Holders, based on the number of Shares held by each such Holder. For the avoidance of doubt, this Section 8.1 shall only apply to Shares purchased pursuant to this Agreement and shall not impose any restrictions on any other securities of Amicus owned by any Holder.

8.2            Remedies. Without prejudice to the rights and remedies otherwise available to the parties, Amicus shall be entitled to equitable relief by way of injunction if any Purchaser or any other Holder breaches or threatens to breach any of the provisions of this Section 8.

9.            Covenants.

9.1            Covenant of Amicus.

(a)            Amicus hereby covenants and agrees that it shall take all necessary and appropriate actions to ensure that it shall have available under its certificate of incorporation as in effect at the Closing sufficient authorized but unissued shares of its Common Stock to issue and sell to Purchasers all of the Shares.

(b)            From the date hereof until such time as the Shares have been sold pursuant to Rule 144 or are eligible for resale under Rule 144(b)(1) or any successor provision, Amicus will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with Amicus’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

(c)            Amicus shall not, and shall use its commercially reasonable efforts to ensure that no controlled Affiliate of Amicus shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the Registration under the Securities Act of the sale of the Shares to the Investors. Amicus shall not take any action or steps that would adversely affect reliance by Amicus in any material respect on Section 4(a)(2) for the exemption from Registration for the transactions contemplated hereby or require Registration of the Shares under the Securities Act.

9.2            Removal of Legends. In connection with any sale or disposition of the Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the transferee acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested in writing by the Purchaser, Amicus shall use its commercially reasonable efforts to request that the Transfer Agent for the Common Stock remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) Trading Days of receipt of such request from the Purchaser. Upon the earliest of such time as the Shares (i) have been Registered for resale pursuant to an effective Registration Statement, (ii) have been sold pursuant to Rule 144 or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, Amicus shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. Amicus shall be responsible for the fees of its Transfer Agent and the Depository Trust Company (or its nominee), as depositary for the Common Stock, associated with such issuance.

10.            Miscellaneous.

10.1          Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between Amicus and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before October 11, 2023; provided, however, that no such termination will affect the right of any Party to sue for any breach by the other Party (or Parties). In the event of termination of this Agreement by the Purchasers, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchasers or Amicus, other than as provided in the immediately preceding sentence.

10.2          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

10.3          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

10.4          Public Statements. Amicus shall no later than the close of business on the date immediately following the date hereof, either issue a press release or file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and any other material, nonpublic information that Amicus may have provided to any Purchaser at any time prior thereto promptly following the execution and delivery hereof, which shall have been previously reviewed by counsel for the Purchasers (the “Press Release”). Amicus shall not include the name of any Purchaser in the Press Release or any other public announcement without the prior written consent of such Purchaser. Subject to the foregoing, any statement to the public regarding this Agreement shall be approved in advance by Amicus and the Purchasers, except as otherwise required by law, rule, regulation, legal process or applicable SEC Guidance.

10.5          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Amicus may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers purchasing at least 85% of the Shares issuable hereunder. Subject to Section 7.7, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to the “Purchasers.”

10.6          Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters (other than confidentiality agreements to which Amicus is a party to with the Purchasers), which the Parties acknowledge have been merged into such documents, exhibits and schedules.

10.7          Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

10.8          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Purchaser exercises a right, election, demand or option under this Agreement and Amicus does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to Amicus, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

10.9           Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Amicus shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Amicus of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances may also be required to pay a customary bond and any reasonable third-party costs associated with the issuance of such replacement Shares.

10.10         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and Amicus will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.11         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10.12         Amendment and Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Amicus and the Purchasers or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

10.13         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

10.14         Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Amicus shall pay (a) all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers and (b) the expenses set forth on Schedule 10.14.

10.15         Titles and Subtitles. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

10.16         Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or other electronic means) by the other Parties hereto. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

10.17         Construction. The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” All references to this Agreement or any other agreement include, whether or not expressly referenced, the exhibits, annexes, and schedules attached hereto or thereto, and such exhibits, annexes and schedules shall be construed with, and as an integral part of, this Agreement or such other agreement to the same extent as if they were set forth verbatim herein or therein. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. All references to “dollars” or “$” in this Agreement shall mean United States Dollars.

10.18         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7.5.

This Securities Purchase Agreement is hereby executed as of the date first above written.

AMICUS:

Amicus Therapeutics, Inc.

By:	/s/ Simon Harford
Name: Simon Harford
Title: Chief Financial Officer

Address:	47 Hulfish Street, 5th Floor
Princeton, NJ 08542

Email:

[Signature Page to Securities Purchase Agreement]

This Securities Purchase Agreement is hereby executed as of the date first above written.

PURCHASER:

BXLS Yield – Brief L.P.

By:	/s/ Robert Liptak
Name: Robert Liptak
Title: Authorized Signatory

BXLS Yield – Brief L.P.
c/o Blackstone Life Sciences
314 Main Street, 15th Floor
Cambridge, MA 02142
Attn: Julie Constable
Email:

with a copy (which shall not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street, NE
Suite 1600
Atlanta, GA 30309
Attn: Keith Townsend; Zach Cochran
Email:

[Signature Page to Securities Purchase Agreement]

BXC Project Brief Aggregator LP

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BXC Project Brief Aggregator LP
c/o Blackstone Alternative Credit Advisors LP
345 Park Avenue
New York, NY 10154
Attn: Brad Colman, Senior Managing Director; Jonathan Brayman, Principal
Email:

with a copy (which shall not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street, NE
Suite 1600
Atlanta, GA 30309
Attn: Keith Townsend; Zach Cochran
Email:

[Signature Page to Securities Purchase Agreement]

Schedule A

Purchaser Share Amounts

Purchaser	Percentage of Shares Purchased
BXLS Yield – Brief L.P.	50%
BXC Project Brief Aggregator LP	50%